EXHIBIT 99.1

BJ's Restaurants Announces Supplier Partners of the Year for 2010

HUNTINGTON BEACH, Calif., Sept. 27, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) is pleased to announce its "Supplier Partners of the Year" for 2010. These awards are presented annually to the Company's supplier partners that have made the most significant contributions to the continuing evolution of the quality, differentiation and value of the BJ's restaurant concept for the consumer, as well as to the advancement of the overall productivity and leverage of BJ's business model. For 2010, BJ's "Supplier Partners of the Year" are Highland Baking Company, Sugardale Foods, Constellation Wines, Javi LLC and Terra Nova Industries.

"We are very fortunate to have many outstanding supplier partners at BJ's," commented Jerry Deitchle, Chairman and CEO. "This year, we are particularly grateful to Highland Baking Company, Sugardale Foods, Constellation Wines, Javi LLC and Terra Nova Industries for their partnership and commitment to helping us improve the overall quality, productivity and leverage of the BJ's restaurant concept and business model."

Highland Baking Company - Northbrook, IL

For over 25 years, Highland Baking Co. has been meeting the total bread needs of its customers by providing exceptional service and delicious, high quality products. Highland Baking Co. has closely collaborated with BJ's to create several new menu offerings and to raise the overall quality and differentiation of BJ's bread-based entrees.

Sugardale Foods - Canton, OH

For nearly a decade Sugardale Foods has been a leading supplier of smoked and processed meats for the restaurant and retail industry. Sugardale Foods has been a key partner in the evolution of the BJ's menu for over five years.

Constellation Wines - Victor, NY

Constellation Wines is a leading worldwide wine company with a broad portfolio of widely admired premium products across the wine, beer and spirits categories. Constellation Wines has played a significant role in evolving BJ's wine offerings and facilitating the Company's goal of increasing the sales of wine.

Javi  LLC - San Antonio, TX

Javi LLC has been a leader in providing design, installation and maintenance of audio and video systems. Through Javi's partnership, BJ's has developed one of the leading AV capabilities in the casual dining segment.

Terra Nova Industries - Walnut Creek, CA

Terra Nova Industries has been a key partner in the evolution and construction of BJ's restaurant facilities. Terra Nova's collaboration and partnership with BJ's have facilitated the achievement of the Company's annual expansion targets.

BJ's Restaurants, Inc. currently owns and operates 100 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (50), Texas (19), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.   Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

CONTACT:  BJ's Restaurants, Inc.
          Matt Hood
          (714) 500-2400